UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58 Planta 5 Valencia, Spain	46015N
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-34-960- 454- 202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Zenosense, Inc., formerly Braeden Valley Mines, Inc., a Nevada corporation (the “Company”), entered into a Development and Exclusive License Agreement (the “License Agreement”) with Sgenia Industrial, S.L. and its subsidiaries Sgenia Soluciones, S.L. and ZENON Biosystem, S.L., all of which are formed under the laws of Spain. The License Agreement has an effective date of December 4, 2013. Sgenia Industrial and Sgenia Soluciones are together referred to as “Sgenia.”  ZENON Biosystem, S.L. is referred to as “Zenon.”

Under the terms of the License Agreement, the Company will provide Zenon with capital  for the development of the sensory technology for a methicillin resistant Staphylococcus aureus / Staphylococcus aureus (“MRSA/SA”) detection device and other improvements and variations to the products (the “Sgenia Products”) to be used in the hospital and health care environments, in exchange for a worldwide, exclusive license to manufacture, market and sell the resulting products, subject to certain limitations and a royalty arrangement on a revenue sharing basis.

Under the License Agreement, the Company will fund the development of the Sgenia Products pursuant to a research and development plan proposed by Sgenia.  The funding will be provided on an advance basis, per month based on three development stages, for the period to be funded.  In return, the Company will have the exclusive right and obligation to manufacture, formulate, package, market and sell the Sgenia Products world-wide, for 40 years.  All intellectual property developed by Sgenia and/or Zenon at any time during the term related to manufacturing, formulating and/or packaging process shall be shared and licensed to Company on a royalty-free basis.  Sgenia will also supply to Company, at a negotiated price based on quantity, all of its requirements for the integrated circuits on microchips that are necessary for the operation of the Sgenia Products. Sgenia, Zenon and the Company will also work together to research and develop the Sgenia Products and establish written plans and reviewing committees for the management of the overall development project and commercialization of the Sgenia Products.  The license to the Company includes all improvements to the Sgenia Products.

In additional to providing the development funding, the Company will also pay Zenon royalties for sales of the Sgenia Products, payable 60 days after each fiscal quarter of the Company (the “Royalties”).  The Royalties will be 20% of net sales, which is calculated based on gross sales of the device and the installation and training for the Sgenia Products, less various expenses, including manufacturing, components acquired from Sgenia, commissions, refunds and discounts and sales taxes.  If the Sgenia Products are sold by Sgenia or Zenon in Spain for original use in Spain, then the Royalties will be reduced. The Company also has the right to sublicense to other parties throughout the world, except in Spain if and when, if at all, Sgenia or Zenon seek to act as the distributor in that territory.

Sgenia and Zenon have granted the Company the first right to negotiate for a license to any improvements and variations of the Sgenia Products that are not covered by the license or other commercial uses of the sensory technology that is based on the Sgenia patents for use in relation to hospital acquired infections, which currently are not licensed under the License Agreement, and for products developed for any other commercial uses for the sensory technology based on the patents held by Sgenia Soluciones and its affiliates.

The License Agreement may be terminated by either party if a party commits a material breach that is not cured in 90 days after the non-breaching party provides a notice of the breach.  Upon the termination of the License Agreement for any reason other than the Company’s failure to cure a material breach, the Company has the right to dispose of any of the Sgenia Products then on hand, and to complete orders for Sgenia Products then on order.

All the parties have agreed to various collaboration obligations to assure and maintain quality of the Sgenia Products, to oversee manufacturing, marketing and pricing and achieving marketing objectives.  The obligations extend to the budgeting and expense of development of the Sgenia Products.  The Company’s funding of development is limited to the initial budget and achieving each stage of development, in an aggregate of approximately $1.26 million, of which $296,749, was provided as of December 4, 2013, which budget can be modified after collaboration and approval of the Company in its sole discretion.  The funding period is through December 3, 2014, based on the current business plan.

Sgenia will be the exclusive supplier of the integrated circuits for the Sgenia Products, which it will be responsible for manufacturing and imprinting the necessary circuitry.

The Sgenia Products, once manufactured and distributed, may only be sold under the limited warranties of having been manufactured in accordance with specifications, practices and procedures established by the parties, to be free of material defects and free from contamination and to be manufactured and labeled in accordance with applicable health laws and regulations.

Sgenia and Zenon are responsible for regulatory filings in jurisdictions selected by the Company, subject to the collaborative process and any regulatory approvals are jointly owned by the parties to the License Agreement.  The expenses of meeting the regulatory requirements will be borne by the Company, subject to its right to approve the regulatory budget, which is separate from the development funding budget.

Sgenia is responsible for prosecuting, maintaining and protecting its patents and patent applications on which the Sgenia Products are based.  The Company may request Sgenia to take action to stop competitive infringement of the Sgenia Products, and take over the responsibility for such action if Sgenia does not act, and retain any award achieved by Company action.

The License Agreement is governed by New York law, and the venue for actions based on the License Agreement is to be in New York.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Item 2.01 - Completion of Acquisition or Disposition of Assets

We entered into a License Agreement, effective December 4, 2013, with Sgenia and Zenon and have obtained the worldwide exclusive license to manufacture, market and sell the Sgenia Products.   Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Our arrangement with Sgenia and Zenon is solely that of a license agreement.  We did not acquire any operations of Sgenia or Zenon, we did not enter into any joint venture or similar arrangements with Sgenia or Zenon, and we did not hire any of their employees. Sgenia and Zenon remain independent from the Company, as we remain independent from them.  We have no equity interest in Sgenia and Zenon, and have no rights of control over their management, such as the appointment of officers and directors.  Other than the terms set forth in the License Agreement where we will work together on the development of the products for which we will obtain the license and future collaboration for the manufacturing and marketing of any developed products, we do not have any control over Sgenia or Zenon’s daily operations. Sgenia and Zenon are independent operational companies in Spain. The development of products is the responsibility of Zenon and Sgenia.

In this document, we rely on and refer to information and statistics regarding the industry relating to Sgenia Products that we have obtained from a variety of sources. This information is publicly available for free and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of this information.  Since the Company did not merger into or acquire any formerly operating business, there is no pro forma financial information that can be updated in this Form 8-K.

Incorporation of Company

Zenosense, Inc., formerly Braeden Valley Mines, Inc., was incorporated on August 11, 2008 in the State of Nevada. Our authorized common stock currently consists of 500,000,000 authorized shares of common stock, with par value of $0.001.

The original purpose of the Company was to acquire and to develop mineral properties and to engage in the exploration for gold and other mineral properties.  We acquired the right to explore and develop four unpatented lode mining claims situated in the Northern Tuscarora Mountains of Elko County, Nevada. On May 15, 2013, our mining lease expired and we have lost our right to explore the mining property. We currently have no other mining properties or mining assets.  We indicated on our Form 10-Q/A report filed on February 28, 2013, under the Securities and Exchange Act of 1934, as amended, that we were a shell company.

We held an annual meeting of stockholders on November 22, 2013, at which there were elected three directors, the authorized share capital was increased to 500,000,000 shares, the name of the Company was changed to “Zenonsense, Inc.” and the bylaws were amended to increase to the permitted maximum size of the board of directors to be 12 persons.

On December 2, 2013, the Company completed a dividend of two additional shares for each outstanding share.

In November 2013, the Company borrowed $318,749 from an unrelated third party, for working capital, including the payment of the first development fee under the License Agreement, which amount was converted into 796,872 shares of common stock on December 4, 2013, at a per share rate of $0.40, in full satisfaction of the debt.  The debt did not bear interest.  The issuance of the shares was made to a sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act.

From time to time for working capital, the Company borrowed an aggregate of $146,536 from our Chief Executive Officer, Mr. Vasquez. The debt did not bear interest. On December 4, 2013, Mr. Vasquez agreed to convert this debt into 366,340 shares of common stock, at the per share rate of $0.40, in full satisfaction of the debt. The issuance of the shares was made to a sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act.

On December 4, 2013, the Company entered into a securities purchase agreement for the sale of shares of common stock to a non-United States, sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for the initial sale of 375,000 shares of common stock at a gross sale price of $150,000.  The securities purchase agreement provides that the investor will purchase an additional $180,000 worth of common stock at a per share price determined by the following formula: the quotient of (a) the purchase price divided by (b) the market price where the market price will be eighty-five percent (85%) of the average of the published closing prices (whether or not there are actual trades for such trading day) for a share of common stock for the 10 trading days ending on the second trading day prior to the date of the additional purchase of shares.  The Company and investor agree to use their best efforts to agree on a second closing date, which will not be later than January 29, 2014.

To be effective December 7, 2013, Mr. Alejandro Vasquez will resign from all his officer positions, and the Board of Directors appointed Mr. Carlos Jose Gil, a current director of the Company, as the chief executive officer to replace Mr. Vasquez upon his resignation.  Additionally, Mr. Hilario Vanegas Gutierrez will resign as a director and an officer of the Company at the same time.  Separately, Messrs. Vasquez and Gutierrez have agreed to surrender as a contribution to the capital of the Company an aggregate of 43,500,000 shares of common stock.

Based on the current outstanding, less the contribution to capital to be completed, plus the two debt conversions and the sale of the shares in a private placement on December 4, 2013 only, the outstanding shares of common stock of the company, after these transactions are completed and the shares cancelled or issued as the case may be, there will be 48,038,212 shares of common stock issued and outstanding.

General

The Company, after entering into the License Agreement, is now a development stage company seeking to commence the new business of developing a device to detect MRSA/SA in healthcare environments, for which we have the world-wide manufacturing, marketing and selling rights once it is successfully developed and approved by the relevant regulatory authorities. The proposed Sgenia Products will be developed to be utilized primarily in hospitals and other medical care centers to detect MRSA/SA, which is a type of bacteria that is resistant to many antibiotics and is a common cause of hospital-acquired infections. The Sgenia Products will be based on and expanded from the licensed technologies licensed from Sgenia under the License Agreement.

See the description of the license agreement in Item 1.01, which is incorporated by reference.

Product and Potential Revenue Lines

The Company has entered into a license agreement to engage Sgenia and Zenon to develop a device to be used in hospitals and other medical care centers to detect MRSA/SA.  The product is intended to be one that detects the presence of MRSA/SA on both individuals and in the general environment rather than diagnosing whether or not a particular patient is infected with the MRSA/SA. MRSA stands for methicillin-resistant Staphylococcus aureus, which is a type of Staphylococcus aureus that is resistant to the antibacterial activity of methicillin and other related antibiotics of the penicillin class. Staphylococcus aureus is a species of bacterium commonly found on the skin and/or in the noses of healthy people. Although it is usually harmless at these sites, it may occasionally get into the body (for example, through breaks in the skin such as abrasions, cuts, wounds, surgical incisions or indwelling catheters) and cause infections. In the hospital and other medical care environments, MRSA/SA has become an increasing issue as these infections can cause complications in a recovering patient and can result in death of the patient.

The objective of the Sgenia Products is to alert the medial care facility to a potential for infection in a patient, in personnel or in a specific area, such as a room or operating theater, so that the individuals or area can be isolated; then the individuals can undergo a full diagnostic test and the areas can be cleansed or sanitized until the bacteria is no longer poses a threat to the patients and personnel.  The product will be based on patents and trade secrets owned by Sgenia.  The Company will have collaborative rights in the development of the Sgenia Products, regulatory approval applications and prosecution, and the manufacturing design of the Sgenia Products.  Together the Company, Sgenia and Zenon will collaborate on the manufacture process, selection of the actual manufacturer, marketing and distribution and potential sublicensing of the Sgenia Products.  These various collaborations will be by joint committees and consultations among the Company, Sgenia and Zenon, and are set forth with particularity in the License Agreement.  In certain instances, such as oversight on the development budget, the Company will have the final right of determination.

The Company currently does not generate any revenue. If the development of the Sgenia Products is successful, the Company believes that its principal sources of revenues will be from the sale of the Sgenia Products and the training of personnel in the use of the Sgenia Products. There is no assurance that a marketable product will be developed, approved by regulatory authorities, manufactured or successfully distributed.  There can be no assurance that the Company will be able to generate any revenues in the future.  The Company will need substantial funding for all the phases of its business plan.

Manufacturing and Supplies

Under the License Agreement, the Company has the right to manufacture the Sgenia Products.  The development plan of the Sgenia Products includes the obligation of the developer to create the manufacturing design and provide it to the Company for use by the selected product manufacture. The manufacturing design is to be provided on a royalty free basis. The Company and Sgenia and Zenon will collaborate on the manufacturing design, process and selection of manufacturer. Neither the Company nor Sgenia and Zenon have manufactured devices similar to the proposed Sgenia Products, therefore there can be no assurance that they will be successful in their designing of a product that can be manufactured on a commercial scale.

One of the essential components in the Sgenia Products is a microchip that carries the integrated circuits necessary for the operation of the Sgenia Products. Sgenia and Zenon will provide the necessary microchip integrated circuit with the required microprocessing circuitry, which will be imprinted by Sgenia and Zenon at their facilities with the circuitry based on the intellectual property of Sgenia.  Sgenia and Zenon will supply the chip to the Company on an as required basis, from time to time, at fixed, negotiated prices depending on the quantities ordered.  Sgenia and Zenon have only obtained microchips on a test basis, to date, and therefore there can be no assurance of their ability to obtain the necessary quantities of the microchips and imprint them at their facilities in commercial quantities at the necessary quality level. While we believe Sgenia and Zenon will be able to adequately supply the Company requirements for this component, if they fail in their obligation, then under the terms of the License Agreement the Company has the right to obtain the microchip component from other suppliers and obtain the design of the circuitry from Sgenia and Zenon for our own manufacture of the microchips. No assurance can be given that in the event of a default by Sgenia and Zenon that the Company will be able to obtain the circuitry and to be able to continue to produce the Sgenia Products.

The Company plans to subcontract manufacturing of the Sgenia Products. It is anticipated that a number of the parts will be standard electronic components that are readily available in the manufacturing market.  For those components that are not obtained from open sources and not obtained from Sgenia and Zenon, the Company believes that there are numerous manufacturers throughout the world which are capable of producing the necessary additional parts that will comprise the Sgenia Products and which are capable of assembling the Sgenia Products, at a high quality level and efficient rate of production for prices that will work within the projected pricing of the Sgenia Products.

Regulation

The Company expects that its Sgenia Products will be subject to some level of regulation in the various intended markets. Such regulation will be oriented towards the efficacy of the Sgenia Product for its intended purpose, in the healthcare environment. Currently, the first market being contemplated is the United States.  This will require obtaining certain approvals from the U.S. Federal Food and Drug Administration (the “FDA”) in advance of the manufacture and marketing and sale of the Sgenia Products.  Because the Sgenia Product is not based on invitro analysis, the Company does not believe it will be subject to the FDA guidance relating to the analytical and clinical performance of nucleic acid-based in vitro diagnostic devices (“IVDs”) intended for the detection and differentiation of MRSA and SA, which was issued in 2011. That regulation is oriented to culture based, blood sample based analytics in laboratory settings.  Notwithstanding that, we anticipate that our Sgenia Products will be regulated as a medical device. The Food, Drug, and Cosmetic Act (“FD&C Act”) and other federal and state statutes and regulations govern the research, design, development, preclinical and clinical testing, manufacturing, safety, approval or clearance, labeling, packaging, storage, record keeping, servicing, promotion, import and export, and distribution of medical devices.

Under the License Agreement, Sgenia and Zenon are responsible for obtaining the required regulatory approvals for the Sgenia Products.  We have the right of notice and to participate in the regulatory process, and we will be responsible for funding the associated expenses.  Sgenia and Zenon, as well as ourselves, have not sought regulatory approval before the FDA or any other agency for any medical devices. There is no assurance that we will be able to pursue regulatory approval or obtain the necessary licensing.  We may have to engage professionals to help or take over the regulatory process, which will add expense to our development costs, which we cannot estimate at this time.

FDA Regulation

Unless an exemption applies, we believe that each medical device that we plan to commercially distribute in the U.S. will require prior pre-market notification and 510(k) clearance from the FDA.  Although we cannot determine with certainty at this time because the Sgenia Products are still in the development stage, we believe that they will be categorized as either a Class I or Class II device.

The FDA classifies medical devices into one of three classes. Devices being placed in Class I or II require fewer controls because they are deemed to pose lower risk. Class I devices are subject to general controls such as labeling, pre-market notification, and adherence to the FDA’s Quality System Regulation (a set of current good manufacturing practice requirements put forth by the FDA, which governs the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation and servicing of finished devices) (“QSR”). Class II devices are subject to special controls such as performance standards, post-market surveillance, FDA guidelines, as well as general controls. Some Class I and Class II devices are exempted by regulation from the premarket notification, or 510(k), clearance requirement or the requirement of compliance with certain provisions of the QSR. Devices will be placed in Class III and will require approval of a PMA application (i) if insufficient information exists to determine that the application of general controls or special controls of the device are sufficient to provide reasonable assurance of safety and effectiveness, or (ii) if they are life-sustaining, life-supporting or implantable devices, or (iii)  if the FDA deems these devices to be “not substantially equivalent” either to a previously 510(k) cleared device or to a “pre-amendment” Class III device in commercial distribution before May 28, 1976, for which PMA applications have not been required.

Clinical trials are sometimes required for a 510(k) clearance. These trials generally require submission of an application for an Investigational Device Exemption (“IDE”) to the FDA. An IDE application must be supported by appropriate data, such as laboratory testing results, and a testing protocol that is scientifically sound. The IDE application must be approved in advance by the FDA, unless the product is deemed a non-significant risk device and eligible for more abbreviated IDE requirements. The FDA’s approval of an IDE allows clinical testing to go forward, but does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria.

Any clinical trials must be conducted in accordance with the FDA’s IDE regulations that govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators.

The withdrawal of previously received approvals or failure to comply with existing or future regulatory requirements would have a material adverse effect on our business, financial condition and results of operations.

After a device is approved or cleared and placed in commercial distribution, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;
•	QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures;
•	labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling;
•
medical device reporting regulations, which require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur; and

•
corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FD&C Act that may present a risk to health.

The FDA enforces regulatory requirements by conducting periodic, unannounced inspections and market surveillance. Inspections may include the manufacturing facilities of our subcontractors. Thus, we must continue to spend time, money, and effort to maintain compliance.

Failure to comply with applicable regulatory requirements may result in enforcement action by the FDA, which may lead to any of the following sanctions:

•	warning letters;
•	fines and civil penalties;
•	unanticipated expenditures;
•	delays in approving or refusal to approve our applications, including supplements;
•	withdrawal of FDA approval;
•	product recall or seizure;
•	interruption of production;
•	operating restrictions;
•	injunctions; and
•	criminal prosecution.

Our contract manufacturers, specification developers, and some suppliers of components will be required to manufacture our products in compliance with current Good Manufacturing Practices (“cGMP”) requirements set forth in the QSR. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices, and includes extensive requirements with respect to quality management and organization, device design, equipment, purchase and handling of components, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA enforces the QSR through periodic unannounced inspections that may include the manufacturing facilities of our subcontractors. We expect that our subcontractors’ manufacturing facilities will be subject to domestic and international regulatory inspection and review. If the FDA believes any of our contract manufacturers or regulated suppliers are not in compliance with these requirements, it can shut down the manufacturing operations of our contract manufacturers, require recall of our products, refuse to approve new marketing applications, institute legal proceedings to detain or seize products, enjoin future violations, or assess civil and criminal penalties against us or our officers or other employees. Any such action by the FDA would have a material adverse effect on our business. We cannot assure you that we will be able to comply with all applicable FDA regulations.

Non-FDA Government Regulation

The advertising of our products will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of medical devices are subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system. These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements in connection with the sale of our products and related services, especially with respect to customers seeking reimbursement, if available, through Medicare or Medicaid and other government programs. Sanctions for violating federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs. These state laws typically impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Federal and state legislation has increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors.

European Device Regulation

The medical device regulatory process for international distribution is subject to government regulations that will vary by country from those having few or no regulations to those having pre-market controls and pre-market acceptance. In the EU, for example, medical devices require a Conformité Européenne (“CE”) Mark in order to be placed in the market. The CE Mark certifies that a product has met EU consumer safety, health and environmental requirements. CE marking requires meeting the conditions of the European Directive to which the medical device applies. The directives regulate the design, manufacture, clinical trials, labeling, and post-market surveillance reporting activities for medical devices.

To facilitate CE Mark approval, it may be beneficial or necessary to complete the International Organization for Standardization (“ISO”) certification process for the Company’s comprehensive management system for the design and manufacture of medical devices.

Marketing and Customers

We intend to seek as our first customers the distributors of medical devices and hospitals.  The use of medical device distributors is an efficient way to market and to place our device into the mix of products available to health care providers who have concern about MRSA and SA, and to gain immediate exposure to the end users based on a distributor’s network of clients.  We also will seek entry directly with hospitals and hospital medical clinical chains, as they are the most likely to be interested in our product, as their environments are the most susceptible to MRSA and SA outbreaks.  The Company currently does not have any distribution agreements or other arrangements of any kind in place and has not done any marketing to any distributors or specific end users. There can be no assurance given that the Company will be able to establish any distribution agreements or arrangements, or that health care providers will be interested in our products.

As a supplement to the use of distributors, we plan to use other forms of direct sales, presentations and appointments with healthcare associations and distributors in the healthcare industry to generate recognition and acceptance of our products. We also plan to use print media and brochures in conjunction with our distribution and sales efforts.

We plan to use trade shows, demonstration opportunities and similar venues to increase brand awareness and product understanding and recognition. These venues can also foster valuable business partnerships. Generally, these trade shows are held on a regular annual basis and attract the important companies and users within the industry, which will provide a valuable venue for the Company to showcase the company and its products.

We also plan to offer training in the use of the Sgenia Products.  We believe that this will be necessary not only at the initial installation of the devices but on an ongoing basis as personnel at the health care facilities changes over time.  We anticipate being able to charge for the training, and anticipate it being an important, supplemental revenue source.

We also anticipate having to provide certain consulting services with respect to the environment design and installation of our products.  Although installation will be the responsibility of the end user, the placement of a device can be important in its efficiency to detect MRSA/SA.  We plan on charging separately for this service.

 Being able to offer training on an ongoing basis and installation consulting will be an additional marketing tool because most medical device users do not want to be unable to obtain training for their personnel on a regular basis or mis-install a device so as to get the full benefit of their capital commitment in medical devices. The assurance that we will be able to help them get the full benefits of their devices, in terms of placement and use, will provide the end user comfort in that they will have the necessary support from the device manufacturer and seller.

Competition

At this time there are a number of producers of MRSA/SA detection devices.  Companies such as Cephide, Nerac, and FCubed have various devices for use in the detection of hospital environment borne diseases using different means of detection.  Most of these devices, and those companies identified above rely on blood, swab and DNA testing.  The proposed Sgenia Product will not rely on such patient specific forms of analysis, and therefore we believe that there is no direct competition for our proposed product.  We believe our proposed product will be less expensive to deploy than the patient specific analytical methods, and because it will be oriented to monitoring the medical space environment, unobtrusive to doctors, health care personnel and patients.  We believe it will be more efficient and more effective in preventing the spread of MRSA/ SA because our product is intended to be preventative.  We believe our product will be able to detect MRSA/ SA in the environment before infection takes place so that the area can be isolated and cleansed before a patient is infected and remedial medical treatment is required.

Because hospital acquired infections are such a growing problem and deadly in many instances, it is likely that there will be other entrants into the market for developing and selling detection systems, whether based on invitro or other technologies.  We anticipate that many of these companies, including those identified above, will be better capitalized, have established market presence and have internal development teams able to develop new and different products in competition with the product anticipated to be developed under the License Agreement.  Moreover, such companies have an established market presence with products that have received FDA approval and are perceived by health care providers to be working to solve the problem.  Therefore, the Company, in marketing its product, will have to overcome the established positions of then current products and establish a reputation among its customers that the Sgenia Product is reliable, cost effective and problem solving.

Intellectual Property

The Company will not have any ownership rights in the underlying technology on which the Sgenia Product relies, but will only have a license agreement with respect to the products derived therefrom and within the scope of the license.  If Sgenia or Zenon ceases operations, then under the terms of the License Agreement, the Company will have the right to copies of the underlying technology to use for the term of the license arrangement for the manufacture and marketing of the Sgenia Products.  In the future, the Company may develop trademarks and service marks in connection with its business, which it will own and which it will seek to protect by usage and registration.

Employees

The Company is undergoing a change in its executive staff.  Prior to December 7, 2013, the Company had two employees; however, to be effective December 7, 2013, they will resign and Mr. Carlos Jose Gil, one of our current directors, will become the sole employee, as the Chief Executive Officer.  As the Company works with the Sgenia group to develop the Sgenia Products, the Company anticipates adding personnel and engaging consultants.

Property

The Company currently does not own any real properties, and operates from a shared office for which it is not obligated to pay rent.

RISK FACTORS

We have not generated any revenues and have incurred losses for the period since inception, there is an uncertainty about whether we will be able to continue as a going concern and, as a result, a possibility that shareholders may lose some or all of their investment in our Company.

We are a development stage company. We did not generate any revenues for the year ended December 31, 2012, and had a net loss of $25,150. We have had no revenues and have a total accumulated deficit of $102,145, since inception. We anticipate generating losses for the next 18 months and thereafter, as our principal activity will be funding the development of the Sgenia Products, with no sales or other revenue making operations. Therefore, we may be unable to continue operations in the future as a going concern. We will need a substantial amount of financing to develop the Sgenia Product. If financing is available, it may involve issuing securities senior to our common stock. In addition, in the event we do not raise additional capital, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan. Without adequate capital, we may be in default under our funding obligations under the License Agreement. If we fail to fully fund the development expenses, the funds previously invested in development will be lost.  If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

The Company will need a substantial amount of capital to fulfill its obligation under the License Agreement.

Under the License Agreement and for the implementation of our business plan, the Company's capital requirements will be significant over the longer term. The Company does not have any commercial products at this time, and, therefore, it is not currently generating any cash flow to fund its operations. There can be no assurance that the Company will be able to generate cash flows from operations in the future, which will be sufficient to fund its business activities. In connection with the License Agreement, the Company is required to raise at least $1,256,000 to support the development of the Sgenia Products. Thereafter it will need to raise additional funds to manufacture, market and distribute the Sgenia Products. Therefore, the Company plans from time to time over the next 36 months, if not also thereafter, to seek additional equity capital to fund its business development and operations. There is no assurance that it will be able to obtain financing in the amounts required or on terms acceptable to the Company. If financing is not obtained, then the Company may not be able to fulfill its obligations under the License Agreement, may lose its license arrangement with Sgenia and Zenon.  Any funds provided to Sgenia and Zenon or spent on other aspects of product development, regulatory approval, manufacturing design and components, as well as marketing, will be lost in the event that the license arrangement is terminated. Except for the securities purchase agreement to sell an aggregate of $330,000 worth of common stock, the Company has no current arrangements with respect to additional financing. There can be no assurance that any sources of additional financing will be available to the Company on acceptable terms, or at all.

We are dependent on the continuing innovation and input from Sgenia.

The success of our business depends heavily on the success of Sgenia and its technologies.  Although the Company and Sgenia and Zenon will collaborate in the research and development of Sgenia technologies, we do not have any ownership interest or corporate control over Sgenia or Zenon and their respective day-to-day operations.  We have certain collaborative rights through various joint committees to influence the process and results of the licensing arrangements, but only for some do we have the final determinative power. If there is a breakdown of cooperation or if Sgenia fails to retain its innovation talents or continue its operation, these will have a material adverse effect on our business, operating results and financial condition.

The Sgenia technologies are not yet verified in practice or on a commercial scale.

The success of our Company depends on whether Sgenia and Zenon can successfully apply its technologies to develop MRSA/SA infection detection devices.  The Sgenia technologies, however, are in the early stages of development. The technologies have not been tested in a commercial setting or manufactured on a commercial scale. There is no assurance that Sgenia will be able to fully develop commercial products that produce the anticipated objective, on a timely basis or at all. There is no assurance that we will be able to successfully obtain regulatory approval, manufacture, promote and sell the Sgenia Products. You should understand that your investment is in a development-stage technology company, with no assurances of an ability to develop a commercial product or obtain commercial revenues, and such revenues may be insufficient for our operations to continue.

Laboratory conditions differ from commercial manufacturing conditions and field conditions, which could affect the effectiveness of our product. Failures to effectively move from laboratory to the field would harm our business.

Observations and developments that may be achievable under laboratory circumstances may not be able to be replicated in commercial manufacturing facilities or in the use of products in the field. The end products will be used in hospitals and other medical care environments, and it is not clear whether the devices we plan to produce can successfully detect the bacteria that causes MRSA/SA in those environments or any other environments where the products may be used. The inability of our development stage products to be manufactured in contract manufacturing facilities or meet the demands of users in the field would harm our business.

The Sgenia Products will be subject to regulatory approval and monitoring as they are marketed, and there is no assurance that Sgenia and Zenon will be able to obtain the necessary licensing and we will be able to maintain that license.

The Sgenia Products, unless they will qualify for an exception, will have to be licensed under 510(k) of the Food and Drug Act and the regulations of the United States FDA.  This is a process by which the efficacy of the product will be reviewed and verified, based on the underlying science and possible clinical testing.  There is no assurance that the necessary regulatory approval of the Sgenia Products will be obtained.  If obtained, the Company and its manufacturers will have to comply with various good manufacturing requirements, labeling and other regulation, both at the federal and state levels.  If not approved, the proposed products may have to be redesigned, if that is determined possible.  The Company expects that the regulatory requirements will cause a considerable expense and obstacle to having a marketable product, and may delay the anticipated launch of the product. Such delay may stretch into years.  Additionally, if the Company does not adhere to the legal requirements for the manufacture and marketing of the products, the regulatory approval may be terminated, and the Company may be subject to different kinds of penalties and sanctions.

Sgenia, Zenon and the Company do not have prior experience in seeking or obtaining regulatory approval in any jurisdiction for medical devices.  This lack of experience may prevent or make more expensive our obtaining any necessary regulatory approval.

Sgenia and Zenon, as well as ourselves, have not sought regulatory approval before the FDA or any other agency for any medical devices. There is no assurance that we will be able to pursue regulatory approval or obtain the necessary licensing.  We may have to engage professionals to help or take over the regulatory process, which will add expense to our development costs, which we cannot estimate at this time.  We may not be able to fund this additional cost, in which case the development expense will be lost.

We will rely on subcontractors to manufacture the Sgenia Products, and market launch could be adversely affected if the subcontractors decline to manufacture our designs.

Although we will be responsible for the manufacturing, marketing and selling of the Sgenia Products, we will not manufacture any products directly. Our business model contemplates outsourcing the manufacturing process to subcontractors. It is not guaranteed that we will be able to find competent subcontractors that have the technical and manufacturing capacity to produce the Sgenia Products at a profitable price.  Any reluctance by subcontractors to manufacture our designs could adversely affect the market acceptance of our designs.

We will rely on Sgenia and Zenon for a critical component, which if we are not able to purchase from them or obtain the underlying technology according to the License Agreement, we will not be able to manufacture the Sgenia Products.

The Sgenia Products rely on certain patents and intellectual property held exclusively by Sgenia.  The License Agreement provides that Sgenia and Zenon will obtain microchips and imprint them with critical circuitry that is essential to the operations of the Sgenia Products and provide this component to us at negotiated prices, as we need it from time to time for our manufacturing of the Sgenia Products.  If we are not able to obtain the microchips in the quantity and quality needed, on a timely basis, then we will not be able to manufacture the Sgenia Products. There is no assurance that Sgenia and Zenon will be able to produce the microchips.  Although we have the right to obtain the technology to produce our own microchips in the event that Sgenia terminates its business or breaches the License Agreement, there is no assurance that we will be able to obtain that technology from Sgenia and if obtained to product the microchips. The inability to obtain these microchips will cause us irreparable harm and investors likely will lose their investment in the Company.

To successfully implement our business plan, we will need to hire new personnel to establish and implement the manufacturing, marketing and sales plans for the Sgenia Products.

The Company does not have any full-time employees, and our current executive officers provide their services on a part-time, as needed basis.  In the future, we will need to hire employees to further our new business venture.  Specifically, we will need employees to monitor the development of the Sgenia Products and to help design the manufacturing protocols and establish a manufacturing plan for the Sgenia Products.  Although Sgenia and Zenon are responsible for the regulatory approval, we will need our employees to participate in the regulatory process.  Additionally, we will need employees to identify and monitor the selected manufacturers, establish marketing plans and implement sales.  Since we have the worldwide exclusive license to manufacture, market and sell the Sgenia Products, we might need to set up offices in different countries and hire talent from different countries to implement our business plans. Our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales, marketing and customer service personnel is uncertain. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to attract and retain necessary technical, managerial, sales, marketing and service personnel could have a material adverse effect on our business, operating results and financial condition.

The strategic relationships we rely on may not be successful.

To successfully manufacture, market and sell the Sgenia Products in the international market, we need to develop strategic relationships with supply chain companies, distribution companies, regional providers, hospitals, healthcare professionals and others to help establish our market presence and enhance the efforts of our own market penetration, business development, implementation, manufacturing, and sales. These relationships are expected to, but may not, succeed. There can be no assurance that these relationships will develop and mature, or that any of our existing relationships will be successful or that potential competitors will not develop more substantial relationships with attractive partners. Our inability to successfully implement our strategy of building valuable strategic relationships could harm our business.

The complexity of our products could result in unforeseen delays or expenses from undetected defects or errors in our technology designs, which could reduce the market acceptance for our new products, damage our reputation with prospective customers and adversely affect our operating costs.

Highly complex products such as our proposed technology solutions frequently contain defects and errors when they are first introduced or as new versions are released. We may in the future experience these defects, errors and bugs. If any of our proprietary features contain defects or errors when first introduced or as new versions are released, we may be unable to correct these problems. Consequently, our reputation may be damaged and hospitals may be reluctant to use our products in the future, which could harm our ability to attract new customers and negatively impact our financial results. In addition, these defects or errors could interrupt or delay sales to our future customers. These problems may also result in claims against us by the hospital, healthcare professional and patients. Potential product defects could also result in a claim for substantial damages against us, regardless of our responsibility for such failure, and could cause us to incur substantial costs in defending against such lawsuits.

Until the Company has developed and launched the Sgenia Products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

As the Company is a start-up, development stage company, it has not yet launched any of its products at a commercial level. Until it has consistent, proven sales, there is uncertainty of the product acceptance in the intended markets and the ability of the Company to commercialize any of its products. Until then, the Company believes it will have to fund its operations from capital rather than revenues. If there are no, or only low levels of, product acceptance and sales, the Company will have to alter its business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require the Company to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for its products. The Company has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. The Company's efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses, technical problems or difficulties and technological obsolescence due to changing technology and the evolution of industry standards. There can be no assurance that markets for the Company's products will not be limited, or that the Company's strategies will result in successful product commercialization or in initial or continued market acceptance for the Products.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

The success of the Sgenia Products depends on Sgenia maintaining and obtaining the necessary patents and its ability to protect its intellectual property worldwide. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, and other trade secrets may afford the Company under the terms of the License Agreement, that any patent applications that may be made in the future will result in issued patents, that the Company's future trademarks, if any, will be upheld if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued in relation to the Sgenia Products.

Although the Company believes, based on representations in the License Agreement, that the intellectual property Sgenia is using in developing Sgenia Products does not infringe any patents, trademarks, or violate proprietary rights of others, it is possible that its existing intellectual property may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event the Sgenia Products infringe patents or proprietary rights of others, Sgenia and the Company may be required to modify the design of the Sgenia Products, change the name of its products or obtain a license. There can be no assurance that Sgenia and the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that either Sgenia or the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights violation action. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

Both Sgenia and the Company rely on proprietary know-how and employ various methods to protect the source codes, concepts, ideas and documentation of their respective intellectual property and proprietary technologies. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to Sgenia’s or the Company's know-how or software codes, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or those on which it relies owned by others.

The Company has paid no cash dividends to date.

The Company has paid no cash dividends on its common stock to date.  Payment of dividends on the common stock is within the discretion of the board of directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors.  The Company does not currently intend to declare any dividends on its common stock in the foreseeable future.

There is not now or may never be an active market for our common stock.

We are providing no assurances of any kind or nature whatsoever that an active market for our common stock will ever develop. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in the common stock of the Company. Accordingly, investors must be prepared to bear the entire economic risk of an investment in the common stock for an indefinite period of time. If a public or private market ever develops for our common stock, we anticipate that our then financial condition, product offerings, and product roll out strategy and implementation will greatly impact the value of the stock, which may not reflect our business prospects.

We are subject to the reporting requirements of the United States securities laws, which will require expenditure of capital and other resources.

We are a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including, without limitation, compliance with the Sarbanes-Oxley Act (“Sarbanes”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be substantially higher than they would otherwise be if we were privately-held. It will be difficult, costly, and time-consuming for us to develop and implement internal controls and reporting procedures required by Sarbanes, and we will require additional staff and third-party assistance to develop and implement appropriate internal controls and procedures. If we fail to or are unable to comply with Sarbanes, we will not be able to obtain independent accountant certifications that the Sarbanes requires publicly-traded companies to obtain.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Reference is made to the disclosure on pages 24 to 27, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Form 10-K of the Company, filed with the Securities and Exchange Commission on April 15, 2013, and the disclosure on pages 4 to 8 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Form 10-Q of the Company, filed with the Securities and Exchange Commission on November 12, 2013, which is incorporated herein by reference.  Such disclosure is supplemented by the information set forth in this Current Report on Form 8-K.

FINANCIAL INFORMATION

No financial information, including pro forma financial statements, are required to be filed with this Current Report on Form 8-K to reflect the entry into the License Agreement and the change of business plan being pursued in respect of the development of the Sgenia Products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth in “Security Ownership of Certain Beneficial Owners and Management” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 8, 2013, at page 13, is incorporated herein by reference.

DIRECTORS AND EXECUTIVE OFFICERS

The information set forth in “Election of Directors” in the Company’s Proxy Statement filed on November 8, 2013, at pages 7 to 9, is incorporated herein by reference.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.

The information set forth in “Compliance with Section 16(a) of the Securities Exchange Act” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 8, 2013, at page 14, is incorporated herein by reference.

EXECUTIVE COMPENSATION

The information set forth in “Executive Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 8, 2013, at page 14, is incorporated herein by reference.

The Company has entered into a service agreement on December 5, 2013, under which it will obtain the services of Mr. Carlos Jose Gil as the Chief Executive Officer of the Company.  Mr. Gil will be paid a base salary of 4,500 Euros, and will be provided with additional cash compensation equal to 10 % of the net sales generated from the sales of the Company of the products licensed under the License Agreement, based on the same definition of “net sales” in the License Agreement.  The employment arrangement is for a period of one year, which is automatically extended on a month to month basis, unless three months advance notice is given to not extend the agreement.  Mr. Gil may terminate the agreement on three months’ notice and the Company may terminate the agreement on one months’ notice.  Mr. Gil will spend a majority of his time on the business affairs of the Company, but there is no specified number of hours to be so expended, and Mr. Gil has the right to pursue other business activities directly or through his consulting firm, Ksego Engineering S.L.  The agreement contains standard provisions to terminate for cause and disability.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information set forth in “Certain Relationships and Related Transactions” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 8, 2013, at page 14, is incorporated herein by reference.

From time to time, the Company borrowed an aggregate of $146,536 for working capital from Mr. B. Alejandro Vasquez, which did not bear interest and as due on demand.  This debt was converted into 366,340 shares of common stock at the rate of $0.40 on December 4, 2013, in full satisfaction of the Company obligation.

Code of Ethics

We have not yet prepared a written code of ethics and employment standards.  We have only recently commenced operations.  We expect to implement a Code of Ethics during the next fiscal year.

Corporate Governance; Audit Committee Financial Expert

We currently do not have an audit committee financial expert or an independent audit committee expert at this time.

LEGAL PROCEEDINGS

The information required to be provided herein is set forth in “Legal Proceedings ”in the Company’s Form 10-K, at page 23, filed with the Securities and Exchange Commission on April 15, 2013, and is incorporated herein by reference.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
 ISSUER PURCHASES OF EQUITY SECURITIES

The information required to be provided herein is set forth in “Market for Common Equity” in the Company’s Form 10-K, at pages 23 and 24, filed with the Securities and Exchange Commission on April 15, 2013, and is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes and Article VI of our Bylaws permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Prior to November 2013, the Company borrowed $318,749, from an investor, for the payment of the first development fee under the License Agreement and other working capital needs, which amount was converted into 796,872 shares of common stock on December 4, 2013, at a per share rate of $0.40, in full satisfaction of the debt, pursuant to a written debt conversion agreement.  The debt did not bear interest.  The issuance of the shares was made to a sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act. The debt conversion agreement does not provide for any registration rights for the shares sold or to be sold.  The shares are being issued as restricted stock, subject to a standard Securities Act restrictive legend.

From time to time for working capital, the Company borrowed an aggregate of $146,536 from our Chief Executive Officer, Mr. Vasquez. The debt did not bear interest. On December 4, 2013, Mr. Vasquez agreed to convert this debt into 366,340 shares of common stock, at the per share rate of $0.40, in full satisfaction of the debt. The issuance of the shares was made to a sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act.

On December 4, 2013, the Company entered into a securities purchase agreement for the sale of shares of common stock to a non-United States, sophisticated, accredited investor under the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for the initial sale of 375,000 shares of common stock at a gross sale price of $150,000.  The securities purchase agreement provides that the investor will purchase an additional $180,000 worth of common stock at a per share price determined by the following formula: the quotient of (a) the purchase price divided by (b) the market price where the market price will be eighty-five percent (85%) of the average of the published closing prices (whether or not there are actual trades for such trading day) for a share of common stock for the 10 trading days ending on the second trading day prior to the date of the additional purchase of shares.  The Company and investor agree to use their best efforts to agree on a second closing date, which will not be later than January 29, 2014.

Messrs. Vasquez and Gutierrez have agreed to surrender as a contribution to the capital of the Company an aggregate of 43,500,000 shares of common stock.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTEMTN OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

To be effective December 7, 2013, Mr. Alejandro Vasquez will resign from all his officer positions, and the Board of Directors appointed Mr. Carlos Jose Gil, a current director of the Company, as the chief executive officer to replace Mr. Vasquez upon his resignation.  Additionally, Mr. Hilario Vanegas Gutierrez will resign as a director and an officer of the Company at the same time.

The Company has entered into a service agreement on December 5, 2013, under which it will obtain the services of Mr. Carlos Jose Gil as the Chief Executive Officer of the Company.  Mr. Gil will be paid a base salary of 4,500 Euros, and will be provided with additional cash compensation equal to 10 % of the net sales generated from the sales of the Company of the products licensed under the License Agreement, based on the same definition of “net sales” in the License Agreement.  The employment arrangement is for a period of one year, which is automatically extended on a month to month basis, unless three months advance notice is given to not extend the agreement.  Mr. Gil may terminate the agreement on three months’ notice and the Company may terminate the agreement on one months’ notice.  Mr. Gil will spend a majority of his time on the business affairs of the Company, but there is no specified number of hours to be so expended, and Mr. Gil has the right to pursue other business activities directly or through his consulting firm, Ksego Engineering S.L.  The agreement contains standard provisions to terminate for cause and disability.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

We have been classified as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) until immediately before the execution of a License Agreement.  Effective as of December 4, 2013, 2013, the Company has commence a new business venture by entering into the License Agreement set forth under Items 1.01 and 2.01 of this report, which disclosure is incorporated herein by reference.  Consequently, we believe that the transaction has caused us to cease being a shell company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Development and Exclusive License Agreement, by and among the Company, Sgenia Solutions, S.L., and ZENON Biosystem, S.L., dated November 26, 2013.

10.2	Amendment No. 1 to Development and Exclusive License Agreement, dated December 4, 2013, delaying the effective date and adding Sgenia Industrial, S.L. as a party

10.3	Form of Employment Agreement with Mr. Carlos Jose Gil, dated December 5, 2013.

10.4	Form of Debt Conversion Agreement dated December 4, 2013, between B. Alejandro Vasquez and the Company, for the issuance of 366,340 shares.

10.5	Form of Debt Conversion Agreement dated December 4, 2013, for the issuance of 796,872 shares.

10.6	Form of Securities Purchase Agreement, dated December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: December 6, 2013	By:	/s/ B. Alejandro Vasquez
B Alejandro Vasquez, President and Chief Executive Officer